EXHIBIT 10.7



     AGREEMENT, made as of this 28th day of June 1996, by and between Focus Enhancements, Inc. a Deleware corporation, ("Focus"), and PAGG Corporation, a Massachusetts corporation ("PAGG").

     WHEREAS, Focus has purchased, and may wish to continue to purchase, various products from PAGG; and

     WHEREAS, PAGG requires as a condition to any such sale assurances that it will receive full and prompt payment of the purchase price therefor; and

     WHEREAS, Focus is willing to grant to PAGG a security interest in all of Focus's inventory and accounts receivables in order to secure the payment of such all amounts for the purchase of products purchased by Focus fron PAGG;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree with each other as follows:

     1. Focus shall, on the date hereof, execute and deliver to PAGG a security agreement (the "Security Agreement") in all its inventory and accounts receivables, together with all related financing statements, such Security Agreement and each other document executed therewith to be in form and substance satisfactory to PAGG.

     2. Focus represents and warrents to PAGG as follows:

         (a) Focus is a duty organized and validly existing corporation in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority for the ownership and operation of its property and carrying on its business as now being conducted and proposed to be conducted.

         (b) Focus has all necessary corporate power and has taken all corpoarate action required to make all the provisions of this Agreement and the Security Agreement the valid and enforceable obligations they purport to be.

         (c) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmenal department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery by Focus of, or for the performance by it of its obligations under, this Agreement or the Security Agreement.

         (d) Neither the execution and delivery of this Agreement, the Security Agreement nor the consummation of any transactions contemplated hereby or thereby has constituted or resulted in or will constitute or result in a default or violation of any term or provision of Focus's charter or by-laws or, with notice or the passage of time, any mortgages, indentures, leases, agreements or other instruments or any judgments, decrees, governmental orders, statutes, rules and regulations by which Focus is bound or to which its properties or assets are subject.








     3. The "Effective Date" shall be that date, on or before June 28, 1996, on which Focus shall have delivered to PAGG, or its counsel, each of the following:

         (a) A duly executed copy of this Agreement, the Security Agreement and all related financing statements.

         (b) A certified copy of the resolutions of the Board of Directions and, to the extent required, the stockholders of Focus evidencing approval of this Agreement and the Security Agreement and other matters contemplated hereby and thereby; and certified copies of all documents evidencing other necessary corporate or other action and government approval, is any, with respect to this Agreement and the Security Agreement.

         (c) A certificate of the Security or an Assistant Secretary of Focus which shall certify the names of the officers of Focus authorized to sign this agreement, the Security Agreement and the other documents or certificates to be delivered pursuant to this Agreement and the Security Agreement by Focus, or any of its officers, together with the true signature of such officers.

         (d) An opinion of Epstein, Becker & Green, P.C., counsel for Focus, as to such matters as PAGG, or its counsel, may reasonably request.

     4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereby may execute this Agreement by signing any such counterpart.

     5. This Agreement shall be effective as of the Effective Date, provided that such Effective Date occurs on or before June 28, 1996.

     6. This Agreement shall be governed by and conastrued in accordance with the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                            FOCUS ENHANCEMENTS, INC.

                                            By:/s/ Thomas L. Massie
                                              -----------------------------
                                              Thomas L. Massie, President


                                            PAGG CORPORATION

                                            By:/s/ Edward R. Price
                                              ------------------------------
                                               Edward R. Price, President